UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2011

Coronado Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53998	98-0485668
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

518 17th Street, Suite 1000, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 623-1440

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective December 16, 2011, we entered into a debt settlement and subscription agreement with Michael Bodino wherein Bodino has agreed to the issuance of 216,666 shares of our common stock at a deemed price of $0.75 per share to settle debt owed to Bodino in the amount of $162,500.

Effective December 16, 2011, we entered into a debt settlement and subscription agreement with D. Sharpe Management Inc., a company controlled by our sole director and officer, wherein D. Sharpe Management has agreed to the issuance of 216,666 shares of our common stock at a deemed price of $0.75 per share to settle debt owed to D. Sharpe Management in the amount of $162,500.

Item 3.02	Unregistered Sales of Equity Securities

Effective December 16, 2011, we issued an aggregate of 433,332 shares of common stock of our company at a deemed price of $0.75 per share pursuant to the debt settlement agreements.

We issued 216,666 shares of common stock to one U.S. individual (as that term is defined in Regulation S of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended

We issued 216,666 shares of common stock to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Debt Settlement and Subscription Agreement between our company and Michael Bodino

10.2	Subscription Agreement - Debt Settlement between our company and D. Sharpe Management Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO CORP.

/s/ Donald Sharpe
Donald Sharpe
President and Director

Date: January 17, 2012